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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 5 to the Registration Statement (Form S-4 No. 333-67585) of Seagate Technology, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated July 14, 1998 (except for the twelfth paragraph of the Acquisition note, as to which the date is July 31, 1998, and the first and second paragraphs of the Patent Litigation note, as to which the date is August 17, 1998) with respect to the consolidated financial statements of Seagate Technology, Inc. incorporated by reference in its Annual Report (Form 10-K/A) for the year ended July 3, 1998 and the related consolidated financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

San Jose, California
April 16, 1999